2929 California Street
Torrance, California 90503
Tel. 310.212.7910
Fax. 310.212.6315
800.890.9988
www.motorcarparts.com

FOR IMMEDIATE RELEASE

Motorcar Parts of America, Inc. Provides Restated, Audited Results for Fiscal Years 2004, 2003, 2002 under New Accounting Policies

•	Reports sales on net-of-core-value basis

•	Nine month numbers for FY 05 to be released shortly

•	Anticipates positive business outlook

LOS ANGELES, CA., June 2, 2005 — Motorcar Parts of America, Inc. (“MPA” or the “Company”) (OTC: MPAA.PK), a leading provider of remanufactured alternators and starters for the automotive aftermarket, today announced its restated results for the fiscal years ended March 31, 2004, 2003, and 2002. These restated results have been prepared in accordance with the Company’s new accounting policies and audited by the Company’s independent auditors, Grant Thornton LLP. Grant Thornton’s review of the Company’s results for the interim periods and the audit for the full fiscal year ended March 31, 2005 is ongoing, and the Company expects that the review of the interim periods will be completed in the near future. During the fiscal year ending March 31, 2005, the Company experienced strong business trends and believes that the results, when released, will show significant financial improvement compared to FY 2004.

MPA previously reported that it has corrected its accounting policy with respect to accounting for sales to customers and the recognition of the related core revenues and costs. The core refers to the portion of the used alternator or starter that is typically returned by the aftermarket customer and is a key component of the remanufacturing process. MPA now accounts for revenues and cost of sales on a net-of-core-value basis.

MPA has also corrected both its accounting to accrue for stock adjustments and other returns and its inventory valuation policies. The results for the full fiscal years 2004, 2003 and 2002 have been prepared in accordance with these policy changes.

“While the issuance of our restated financials for fiscal year 2004 and earlier periods causes us to look back at our performance,” Selwyn Joffe, MPA’s Chairman and CEO stated, “I am pleased to note that for fiscal year 2005, the Company expects to report strong financial results and is positioned to further enhance future performance.”

Sales for the fiscal year ended March 31, 2004 were $80.5 million compared to $84 million in the previous full year. Gross profit for FY 2004 was $22 million (down from $23.1 million previously reported) compared with $17.5 million in the prior year. Operating income for the year rose to $9.9 million (down from $11 million previously reported) from $7.1 million in the previous year. Net income was $5.8 million or $0.69 per diluted share (down from $6.5 million and $0.77 per diluted share, respectively) compared with $10.7 million or $1.25 per diluted share in the prior year.

Significantly, the year ended March 31, 2003 had the benefit of a $5 million tax credit, while the year ended March 31, 2004 had an income tax expense of $3.1 million.

Financial Condition

At March 31, 2004 the Company reported cash generated from operating activities of $15.2 million, unchanged under these new policies. Its balance sheet showed positive working capital of $35.8 million, cash balances of $7.6 million, debt of $3 million and shareholders’ equity of $40.4 million.

Recent Events

In May 2005 the Company commenced limited start-up production at its new manufacturing facility in Tijuana, Mexico. The Company anticipates increasing production levels at this site over the course of fiscal 2006 as performance becomes established.

Business Outlook

The Company is currently reviewing its results for the full fiscal year ended March 31, 2005. The Company reported experiencing favorable business trends during this fiscal year and based on preliminary analysis of these results, the Company expects to report significant financial progress over the prior fiscal year.

“The solid financial performance that we are expecting to report for the full year ending March 31, 2005, has been due to growth across our customer base. Of particular note, we are now seeing revenue benefits associated with the pay-on-scan arrangement with our largest retail customer. Under this arrangement, we do not recognize revenues until the inventory is purchased by the retailer’s end customer. We have now substantially moved through the inventory cycle of our pay on scan arrangement and are seeing the positive impacts to our revenue line. We also believe that, subject of course to satisfaction of demanding customer requirements, we are in a strong position to enhance our relationships for future growth in fiscal 2006,” commented Joffe.

The Company noted that it has successfully begun shipping its new automobile manufacturer customer. In this connection, the Company added that its first quarter Fiscal 2006 results will be adversely impacted by significant start-up expenses being incurred in connection with this contract. Based on existing contracts, the Company expects a significant increase in Net Sales for Fiscal 2006 over Fiscal 2005.

Restatement of Financial Statements

The financial statements contained in this release have been restated to correct errors in the Company’s previous accounting policy with respect to accounting for sales to customers and the recognition of the related core revenues and costs. The Company has determined that revenues and cost of goods sold should be accounted for on a net-of core basis. This change results in a material decrease in the Company’s net revenues and cost of sales, but has no impact on its gross profit, operating profit, net income or cash flow from operations.

In addition the Company has determined that the accrual for stock adjustments and other returns was incorrectly recorded in previous financial statements. When recording the estimate for stock adjustments and other returns, the Company previously increased cost of goods sold by the gross profit of the anticipated stock adjustments and other returns. The Company also discovered an error in the calculation of gross profit margins used to record estimated stock adjustment returns. Correction of the error therefore results in a change to previously-reported gross profit.

The Company also corrected an error in its inventory valuation policies and processes in order to conform to lower-of-cost-or-market requirements. As a result, the Company eliminated its general valuation reserve amounts and changed its method of determining market value of core inventory. At each March 31, the Company now compares the carrying value of cores to the highest quoted broker prices and reduces the carrying value of all cores that have a value that is greater than the highest quoted core broker price. At each September 30 the Company now compares the carrying value of cores to high broker prices plus a factor to reflect seasonality.

The Company’s review of its accounting policies and the resulting restatement of results was precipitated in part by comments that the Company received from the Securities and Exchange Commission’s division of Corporation finance in connection with the SEC’s review of the Company’s financial information contained in prior periodic report filings. The Company may make additional changes, and adjust certain items in this restatement, if requested to do so by the SEC based on the results of its review which is ongoing.

About MPA

Motorcar Parts of America, Inc. is a leading manufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, Nashville, Tennessee, and Charlotte, North Carolina, as well as overseas in Mexico, Singapore and Malaysia. The Company websites are located at www.motorcarparts.com and www.quality-built.com.

Disclosure Regarding Private Securities Litigation Reform Act of 1995:

This press release contains certain forward-looking statements with respect to our future performance that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to certain customers, changes in our relationship with any of our customers, including the increasing customer pressure for lower prices and more favorable payment and other terms, potential future changes in our accounting policies that may be made as the SEC’s review of our previously filed public reports proceeds, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults, increases in interest rates, changes in the financial condition of any of our major customers, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts industry, unforeseen increases in operating costs and other factors discussed herein and in our filings with the Securities and Exchange Commission.

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Year Ended March 31, 2004

(RESTATED)

	2004	2003
ASSETS
Current Assets:
Cash and cash equivalents	$7,630,000	$1,307,000
Short term investments	288,000	162,000
Accounts receivable, net of allowance for doubtful accounts of $14,000 and $87,000 in 2004 and 2003, respectively	9,789,000	9,163,000
Inventory – net	25,595,000	24,574,000
Deferred income tax asset	8,786,000	8,959,000
Prepaid income tax	172,000	28,000
Inventory unreturned	2,716,000	2,440,000
Prepaid expenses and other current assets	880,000	577,000

Total current assets	55,856,000	47,210,000
Plant and equipment – net	4,758,000	5,228,000
Deferred income taxes	378,000	3,189,000
Other assets	774,000	1,112,000

TOTAL ASSETS	$61,766,000	$56,739,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$13,456,000	$8,082,000
Accrued liabilities	2,851,000	2,559,000
Line of credit	3,000,000	9,932,000
Deferred compensation	260,000	214,000
Other current liabilities	62,000	18,000
Current portion of capital lease obligations	409,000	815,000

Total current liabilities	20,038,000	21,620,000
Deferred income	100,000	—
Capital lease obligations, less current portion	1,247,000	209,000

Total Liabilities	21,385,000	21,829,000

Commitments and Contingencies	—	—
Shareholders’ Equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; no par value, 20,000 shares authorized; None Issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 8,085,955 and 7,960,455 shares issued and outstanding at March 31, 2004 and 2003, respectively	81,000	80,000
Additional paid-in capital	53,096,000	53,126,000
Accumulated other comprehensive loss	(78,000)	(107,000)
Accumulated deficit	(12,718,000)	(18,189,000)

Total shareholders’ equity	40,381,000	34,910,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$61,766,000	$56,739,000

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Year Ended March 31, 2004

(RESTATED)

	2004	2003	2002
Net sales	$80,548,000	$83,969,000	$87,059,000
Cost of goods sold	58,512,000	66,427,000	66,256,000

Gross profit	22,036,000	17,542,000	20,803,000

Operating expenses:
General and administrative	9,616,000	8,916,000	7,203,000
Sales and marketing	1,977,000	1,071,000	1,167,000
Research and development	565,000	564,000	552,000
Provision for doubtful accounts	13,000	(104,000)	412,000

Total operating expenses	12,171,000	10,447,000	9,334,000

Operating income	9,865,000	7,095,000	11,469,000
Other (expense) income
Interest expense	(968,000)	(1,980,000)	(3,582,000)
Interest income	37,000	636,000	26,000

Income before income tax (expense) benefit	8,934,000	5,751,000	7,913,000
Income tax (expense) benefit	(3,123,000)	4,967,000	3,915,000

Net income	$5,811,000	$10,718,000	$11,828,000

Basic income per share	$0.72	$1.35	$1.63
Diluted income per share	$0.69	$1.25	$1.52
Weighted average shares outstanding:
Basic	8,023,228	7,960,455	7,253,606
Diluted	8,388,129	8,540,560	7,765,958

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
Year Ended March 31, 2004

	March 31, 2004
	Originally
	Reported	Adjustments	Restated
ASSETS
Current Assets:
Cash and cash equivalents	$7,630,000	$—	$7,630,000
Short term investments	288,000	—	288,000
Accounts receivable, net of allowance for doubtful accounts	14,626,000	(4,837,000)	9,789,000
Inventory – net	28,744,000	(3,149,000)	25,595,000
Deferred income tax asset	8,124,000	662,000	8,786,000
Prepaid income tax	172,000	—	172,000
Inventory unreturned	—	2,716,000	2,716,000
Prepaid expenses and other current assets	880,000	—	880,000

Total current assets	60,464,000	(4,608,000)	55,856,000
Plant and equipment – net	4,758,000	—	4,758,000
Deferred income taxes		378,000	378,000
Other assets	774,000	—	774,000

TOTAL ASSETS	$65,996,000	$(4,230,000)	$61,766,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$13,456,000	$—	$13,456,000
Accrued liabilities	2,851,000	—	2,851,000
Line of credit	3,000,000	—	3,000,000
Deferred compensation	260,000	—	260,000
Other current liabilities	62,000	—	62,000
Current portion of capital lease obligations	409,000	—	409,000

Total current liabilities	20,038,000	—	20,038,000
Deferred income taxes	1,016,000	(1,016,000)	—
Deferred income	100,000	—	100,000
Capital lease obligations, less current portion	1,247,000	—	1,247,000

Total Liabilities	22,401,000	(1,016,000)	21,385,000

Commitments and Contingencies	—	—	—
Shareholders’ Equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—	—
Series A junior participating preferred stock; no par value, 20,000 shares authorized; None Issued	—	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 8,085,955 and 7,960,455 shares issued and outstanding at March 31, 2004 and 2003, respectively	81,000	—	81,000
Additional paid-in capital	53,096,000	—	53,096,000
Accumulated other comprehensive loss	(78,000)	—	(78,000)
Accumulated deficit	(9,504,000)	(3,214,000)	(12,718,000)

Total shareholders’ equity	43,595,000	(3,214,000)	40,381,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$65,996,000	$(4,230,000)	$61,766,000

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

Year Ended March 31, 2004

	Year ended March 31, 2004
	Originally
	Reported	Adjustments	Restated
Net sales, as originally reported	$152,636,000
Eliminate sales of cores		$(71,173,000)
Adjustment for estimated inventory returns		(1,242,000)
Adjustment for gross profit on stock adjustment returns		327,000

Net sales, as restated		(72,088,000)	$80,548,000

Cost of goods sold, as originally reported	129,500,000
Eliminate cost of goods sold — core		(71,173,000)
Adjustment for estimated inventory returns		(577,000)
Adjustment for gross profit on stock adjustment returns		622,000
Core inventory valuation adjustment		140,000

Cost of goods sold, as restated		(70,988,000)	58,512,000

Gross profit	23,136,000	(1,100,000)	22,036,000
Operating expenses:
General and administrative	9,616,000	—	9,616,000
Sales and marketing	1,977,000	—	1,977,000
Research and development	565,000	—	565,000
Provision for doubtful accounts	13,000	—	13,000

Total operating expenses	12,171,000	—	12,171,000

Operating income	10,965,000	(1,100,000)	9,865,000
Other (expense) income
Interest expense	(968,000)	—	(968,000)
Interest income	37,000	—	37,000

Income before income tax expense, as restated	10,034,000	(1,100,000)	8,934,000
Income tax expense, as originally reported	(3,552,000)
Income tax adjustment		429,000

Income tax expense, as restated		429,000	(3,123,000)

Net income	$6,482,000	$(671,000)	$5,811,000

Basic income per share	$0.81	$(0.09)	$0.72

Diluted income per share	$0.77	$(0.08)	$0.69

Weighted average shares outstanding:
Basic	8,023,228		8,023,228

Diluted	8,388,129		8,388,129

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

Year Ended March 31, 2004

	Originally
	Reported	Adjustments	Restated
Cash flows from operating activities:
Net income	$6,482,000	$(671,000)	$5,811,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,369,000	—	2,369,000
Provision for inventory reserves and stock adjustments	2,473,000	93,000	2,566,000
Provision for doubtful accounts	13,000	—	13,000
Expense (benefit) for deferred income taxes	3,413,000	(429,000)	2,984,000
Tax benefit from employee stock options	139,000	—	139,000
Changes in:		—
Accounts receivable	(1,870,000)	1,242,000	(628,000)
Inventory	(3,626,000)	41,000	(3,585,000)
Prepaid income tax	(144,000)	—	(144,000)
Inventory unreturned	—	(276,000)	(276,000)
Prepaid expenses and other current assets	(303,000)	—	(303,000)
Other assets	338,000	—	338,000
Accounts payable	5,379,000	—	5,379,000
Accrued liabilities	299,000	—	299,000
Deferred compensation	46,000	—	46,000
Other liabilities	44,000	—	44,000
Deferred income	100,000	—	100,000

Net cash provided by operating activities	$15,152,000	$—	$15,152,000

For more information, contact:
Crocker Coulson	Selwyn Joffe
President	Chairman, President & CEO
CCG Investor Relations	Motorcar Parts of America, Inc.
(310) 231-8600	(310) 972-4005
crocker.coulson@ccgir.com

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